Exhibit 10.29

AMENDMENT NUMBER 2 TO SENIOR SUBORDINATED DISCOUNT NOTE

This Amendment Number 2 to Senior Subordinated Discount Note (this “Amendment Number 2”) dated as of March 28, 2007, is made and entered into by and between Verticalnet, Inc., a Pennsylvania corporation (the “Company”), and Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio (the “Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Senior Subordinated Discount Note dated May 16, 2006 issued by the Company in favor of the Holder (the “Original Note”).

WHEREAS, the Original Note was in the aggregate principal amount of $5,300,000 and had a maturity date of the earlier of (i) November 18, 2007, (ii) the date on which any Fundamental Transaction is consummated or (iii) such earlier time as provided in the Original Note;

WHEREAS, on December 20, 2006, the Company and the Holder executed a Amendment Number 1 to Senior Subordinated Discount Note (the “Amendment Number 1”), whereby, among other things, the Original Note was amended to increase the aggregate principal amount of the Original Note from $5,300,000 to $5,500,000 and simultaneously extend the maturity date of the Original Note to the earlier of (i) April 1, 2008, (ii) the date on which any Fundamental Transaction is consummated or (iii) such earlier time as provided in the Original Note (the Original Note as amended pursuant to the Amendment Number 1 is hereinafter referred to as the “Amended Note”);

WHEREAS, the Company and the Holder desire to (i) amend the Amended Note to (a) provide Verticalnet with the unilateral option to further extend the maturity date of the Amended Note to September 30, 2008, such option exercisable by Verticalnet no later than December 31, 2007; (b) provide that upon the exercise of such option, the then outstanding principal amount of the Amended Note will increase by $575,000.00; and (c) provide that if the Company completes an equity financing transaction which would not otherwise be deemed to constitute a Fundamental Transaction while the Amended Note is outstanding, then 25% of the gross proceeds of such equity financing transaction shall be used to repay the then outstanding principal amount of the Amended Note, and (ii) set forth the Company’s agreement to pay the Holder the amount set forth herein in consideration of the Holder granting the option referenced above.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Maturity. The second sentence of Section (1) (MATURITY) of the Amended Note is hereby amended and restated in its entirety to read as follows:

“The “Maturity Date” shall be the earlier of (i) (a) if the Company has not exercised the Maturity Date Extension Option, April 1, 2008, or (b) if the Company has exercised the Maturity Date Extension Option, September 30, 2008, (ii) the date on which any Fundamental Transaction is consummated or (iii) such earlier time as provided herein.”

2. Maturity Date Extension Option. Section (5) of the Amended Note is hereby amended and restated in its entirety to read as follows:

“The Company shall have the option (the “Maturity Date Extension Option”), which shall be exercisable by it in its sole discretion at any time on or prior to December 31, 2007 by providing written notice to the Holder in accordance with Section 8(f) of the Note Purchase Agreement that it is exercising the Maturity Date Extension Option and therefore the Maturity Date under the Note will then mean the earlier of (i) September 30, 2008, (ii) the date on which any Fundamental Transaction is consummated or (iii) such earlier time as provided herein. If the Company exercises the Maturity Date Extension Option, then the Principal then outstanding shall be increased by $575,000.00 from and after the date the Company exercises the Maturity Date Extension Option.”

3. Covenants. Section (14) (COVENANTS) of the Amended Note is hereby amended to add a new subsection (h), which shall read as follows:

“(h) So long as this Note is outstanding, in the event the Company completes a financing transaction pursuant to which the Company sells Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, and provided that such financing transaction would not otherwise be deemed to constitute a Fundamental Transaction (in which event the Note would be immediately due and payable, in full, in accordance with Section 1 hereof), then, provided that the Senior Indebtedness has been paid in full, the Company shall pay to the Holder an amount equal to 25% of the gross proceeds received by the Company upon completion of such financing transaction, which shall by applied to and reduce the then outstanding Principal. Notwithstanding the foregoing, this Section 14(h) shall not apply to (i) shares of Common Stock, options or other equity securities or rights issued to consultants, employees, officers or directors of the Company pursuant to any stock plan, option plan or equity compensation plan duly adopted by the Company or to the issuance of Common Stock upon exercise or conversion of such securities or rights, (ii) any equity securities issued pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution whose primary business is lending money and not investing in securities, (iii) any equity securities issued in connection with strategic transactions involving the Company and other entities, the primary purpose of which is not to raise capital, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements, (iv) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, (v) any securities issued in connection with the settlement of pending or threatened litigation or similar proceeding, (vi) shares of Common Stock issued in conjunction with any stock split, stock dividend or recapitalization of the Company, (vii) any securities issuable upon the exercise or conversion of, or pursuant to the anti-dilution provisions contained within, any agreement, option, restricted stock awards, preferred stock, promissory note, convertible promissory note or warrants outstanding on the date hereof, (viii) any shares of Common Stock issuable pursuant to the Senior Indebtedness and (ix) shares of Common Stock issued to vendors in exchange for services rendered to the Company.”

4. Restatement of Amended Note. Except as amended hereby or agreed to herein, all of the provisions of the Amended Note shall remain in full force and effect. This Amendment Number 2 does not constitute a novation.

5. Commitment Fee. In consideration of the grant of the Maturity Date Extension Option to the Company by the Holder, on the date that is the earlier of (i) the date that the Senior Indebtedness has been paid in full or (ii) the Maturity Date, the Company shall pay to the Holder a fee of $58,8501 (the “Commitment Fee”). Such fee shall be deemed fully earned and non-refundable when due.

6. Governing Law. This Amendment Number 2 shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment Number 2 shall be governed by, the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Pennsylvania.

7. Counterparts. This Amendment Number 2 may be executed in any number of counterparts (delivery of which may occur via facsimile or e-mail in pdf format), each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Amendment Number 2 to produce or account for more than one counterpart hereof.

8. Severability. The provisions of this Amendment Number 2 and other agreements and documents referred to herein are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

[Signature page follows]

[1]	Should equal 1.07% to compensate Radcliffe for time value.

IN WITNESS WHEREOF, the parties have caused this Amendment Number 2 to Senior Subordinated Discount Note to be executed effective as of the date first written above.

VERTICALNET, INC.

By:	/s/ Nathanael Lentz
Name:	Nathanael Lentz
Title:	President and CEO

RADCLIFFE SPC, LTD. for and on behalf of the Class A Convertible Crossover Segregated Portfolio

By:	RG Capital Management, L.P.

	By:	RGC Management Company, LLC

	By:	/s/ Gerald Stahlecker
	Name:	Gerald Stahlecker
	Title:	Managing Director